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                                                                    EXHIBIT 23.3

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-9830, No. 333-12800, No. 333-107266 and No. 333-111022) and in
the Registration Statement on Form S-3 (No. 333-109101) of our report dated June 27, 2003 (except for Note 25, as to which the date is March 24, 2004), with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in the Annual Report (Form 10-K/A) for the year ended March 31, 2003.

                                    /s/  Ernst & Young LLP


Los Angeles, California
March 26, 2004